UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

    Date of report (Date of earliest event reported)   April  14, 2005
                                                     -----------------------

                              TRUST LICENSING, INC
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)


     000-18689                                       06-1238435
(Commission File Number)                    (IRS Employer Identification No.)

     950 South Pine Island Road, Suite A150-1094, Plantation, Florida 33324
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       (Address of Principal Executive Offices)                    (Zip Code)

                                  (954)727-8218
              (Registrant's Telephone Number, Including Area Code)

                           NEW MOUNTAINTOP CORPORATION
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          (Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

     |X| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On April 14, 2005, the Company entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, LP ("Cornell"). Pursuant to the Standby Equity Distribution Agreement ("SEDA"), and subject to the terms and conditions contained therein, the Company may, at its discretion, periodically sell to Cornell shares of common stock for a total purchase price of up to $10.0 million. For each share of common stock purchased under the SEDA, Cornell will pay the Company 98% of the lowest volume weighted average price of the Company's common stock as quoted by Bloomberg, LP on the Over-the-Counter Bulletin Board or other principal market on which the Company's common stock is traded for the 5 days immediately following the notice date. Further, Cornell will retain 6% of each advance under the SEDA. In connection with the SEDA, Cornell received a fee including 3,800,000 shares of common stock of which 1,900,000 shares were issued on execution of the SEDA and 1,900,000 will be issued on the second installment (as defined below).

         Pursuant to the terms of a registration rights agreement, the Company is required to register the shares issued to Cornell as well as the shares to be issued pursuant to the SEDA within 40 days from the date of execution of the agreements and is required to have the registration statement declared effective 105 days from the date thereof. In the event that the registration statement is not filed or declared effective within these time limits, the Company may be subject to liquidated damages in the amount of $5,000 per month and may be deemed in default of the operative agreements.

         Pursuant to the SEDA, Cornell was also issued a warrant for 200,000 shares of the Company's common stock. The warrant is exercisable for a period of two (2) years from the date of issuance, which is April 14, 2005. The exercise price per share under the warrant is $0.01 per share and the shares issuable upon exercise of the warrant are to be included in the registration statement.

         In connection with the SEDA the Company entered into the Placement Agent Agreement with Monitor Capital, Inc. ("Monitor"). Pursuant to the Placement Agent Agreement, the Company paid a one-time placement agent fee of 200,000 shares of common stock equal to approximately $10,000 based on the market price of the common stock at the time of issuance. Monitor shall act on behalf of Cornell in connection with the sale of the shares of common stock issued to Cornell pursuant to the SEDA and the Cornell warrant.

          The Company also entered into an agreement with Knightsbridge Holdings, LLC whereby Knightsbridge will assist the Company in a variety of areas including, but not limited to financial, strategic and related developmental growth. The agreement runs for a term of six (6) months, starting April 1, 2005, and will continue on a month-to-month basis subject to a right to cancel upon thirty (30) days written notice. The Company is obligated to pay Knightsbridge a monthly retainer of $2,000.00 and also 4,441,000 shares of our common stock, which amount represents 1.5% of the Company's issued and outstanding common stock on a fully diluted basis. Knightsbridge is also entitled to additional compensation in the future based upon any transactions that they bring to the Company.


ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF BALANCE SHEET ARRANGEMENT OF A REGISTRANT

Simultaneous  with the execution of the SEDA, the Company  executed a Promissory
Note in favor of Montgomery Equity Partners, Ltd. ("Montgomery") in the principal amount of $600,000. The Company plans on using the proceeds of the Note as bridge financing. The Note proceeds will be received by the Company in two installments of $300,000. The first installment was due upon execution of the Note and was paid and the second installment is to be received by the Company two (2) days prior to the filing of the registration statement referred to in Item 1.01 above. The Note accrues interest at the rate of twenty-four (24%) percent per year and matures one (1) year from its issuance date. For the first six (6) months, the Company shall make payments of interest only.
Thereafter, the Company shall make payments of principal and interest as set forth in the Note. Notwithstanding the foregoing, the first two (2) payments of interest are to be deducted from the first installment payment and the second
(2) months of interest are to be deducted from the second installment payment. The Note is secured by a first priority lien on all of the Company's assets. As further security for the Company's obligations under the Note, the Company pledged 60,000,000 shares of its common stock to Montgomery. In the Event of Default under the Note, Montgomery shall have the right to receive the pledged shares at a rate equal to three times the number of shares of the common stock to be necessary to effectuate repayment of the principal and accrued interest due and outstanding, from the pledged shares at the price per share equal to the closing bid price of the Company's common stock, as quoted by Bloomberg, LP, on the date of issuance of the Note.


ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

   (c)      Exhibits

   10.8 Promissory Note in the amount of $600,000 payable to Montgomery Equity Partners Ltd.

   10.9     Pledge and Escrow Agreement in favor of Montgomery Equity
            Partners Ltd.

   10.10    Security Agreement in favor of Montgomery Equity Partners Ltd.

   10.11 Standby Equity Distribution Agreement between the Company and Cornell Capital Partners LP

   10.12 Registration Rights Agreement between the Company and Cornell Capital Partners LP

   10.13    Warrant for 200,000 shares for the benefit of Cornell Capital
            Partners LP

   10.14 Escrow Agreement between the Company, Cornell Capital Partners LP and David Gonzalez, as Escrow
            Agent

   10.15    Placement Agent Agreement between the Company and Monitor
            Capital, Inc.

   10.16    Agreement with Knightsbridge Holdings, LLC and the Company

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           TRUST LICENSING, INC.
                            (Registrant)

                           By: /s/ Jeffrey W. Sass, Chief Executive Officer






DATED: April 18, 2005